UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported): April 7, 2005 (April 1, 2005)

                              GULFWEST ENERGY INC.
               (Exact Name of Registrant as Specified in Charter)


           Texas                            1-12108              87-0444770
(State or Other Jurisdiction of    (Commission File Number)    (IRS Employer
       Incorporation)                                        Identification No.)


480 N. Sam Houston Parkway E., Suite 300, Houston Texas 77060
(Address of Principal Executive Offices)

Registrant's telephone number, including area code   (281) 820-1919

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

              See Item 5.02 of this Current Report on Form 8-K for a description of the terms of the relevant agreements entered into by the officers referred to therein, which description is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

              Effective April 1, 2005, GulfWest Energy Inc. (the "Company") appointed Tracy Price, age 46, as Senior Vice President - Land/Business Development, Tommy Atkins, age 46, as Senior Vice President - Exploration, Steven Mengle, age 51, as Senior Vice President - Engineering, and Thomas R. Kaetzer, age 45, as Senior Vice President of Operations who, as previously reported, had resigned from his previous positions with the Company on February 28, 2005.

              The information set forth in the Company's news release dated April 1, 2005 (attached hereto as Exhibit 99.1) with respect to the biographical information of Messrs. Price, Atkins and Mengle is incorporated herein by reference to such news release in response to this Item.

              Thomas R. Kaetzer began working for the Company in 1998 when he was appointed senior vice president and chief operating officer of the Company on September 15, 1998. From December 21, 1998 to February 28, 2005 he served as president and a director. He was chief executive officer from March 20, 2001 until May 12, 2004. Prior to joining the Company, Mr. Kaetzer had 17 years experience in the oil and gas industry, including 14 years with Texaco Inc., which involved the evaluation, exploitation and management of oil and gas assets. He has both onshore and offshore experience in operations and production management, asset acquisition, development, drilling and workovers in the continental U.S., Gulf of Mexico, North Sea, Colombia, Saudi Arabia, China and West Africa. Mr. Kaetzer has a Masters Degree in Petroleum Engineering from Tulane University and a Bachelor of Science Degree in Civil Engineering from the University of Illinois.

                  Certain Transactions

              As part of the Company's refinancing which took place in April 2004, a former lender agreed to return all 2,000 shares of the Company's Cumulative Convertible Preferred Stock, Series F, par value $0.01 per share, held by it. Rather than receive the shares as treasury shares (which would have meant cancellation of the series), at the Company's request the former lender transferred the 2,000 shares to various parties and, as a result, 200 of the shares were transferred to Mr. Kaetzer. This transfer was to compensate Mr. Kaetzer for service to the Company. On December 22, 2004, Mr. Kaetzer elected to convert his 200 shares into 100,000 shares of the Company's Class A Common Stock, par value $0.001 per share ("Common Stock").

              Under Mr. Kaetzer's prior Employment Agreement with the Company, which terminated by its terms on September 30, 2004, Mr. Kaetzer received an annual salary of $150,000, plus a $25,000 annual contribution to a life insurance savings account, paid monthly. During 2004, Mr. Kaetzer received options to purchase 100,000 and 110,000 shares of Common Stock with an exercise price of $0.75 and $0.45, respectively, expiring in July 2009 and September 2008, respectively.

                  Employment and Stock Option Agreements

              Effective April 1, 2005, the Company entered into employment agreements with these newly appointed officers. Each agreement has a term of two years with automatic yearly extensions unless the Company or the officer elects not to extend the agreement. Each agreement provides for a base salary and, starting in calendar year 2006 and thereafter, an annual discretionary bonus of 0% to 70% of each officer's base salary to be established by the Board of Directors of the Company or a duly authorized committee. Mr. Price will receive a base salary of $185,000 per year and Mr. Kaetzer, Mr. Atkins and Mr. Mengle will each receive a base salary of $180,000 per year.

              Each of these employment agreements provides for severance and change-in-control payments in the event the Company terminates an officer's employment "without Cause" or if the officer terminates for "Good Reason." "Cause" and "Good Reason" are narrowly defined. "Change of Control" is deemed to occur when less than 10% of the Company's Common Stock is beneficially owned by Oaktree Capital Management, LLC and its affiliates. If an officer is terminated by the Company "without Cause" or the officer resigns for "Good Reason" then that officer will receive (A) a cash amount equal to the greater of (i) two times the sum of the calendar year's base salary and the prior year's discretionary bonus and (ii) $500,000 and (B) health insurance benefits for two years from the termination date. If an officer is terminated by the Company "without Cause" or the officer resigns for "Good Reason" within 90 days before or 12 months after a Change of Control, payment of the entire cash severance amount will be made in a lump sum on the earlier of the date on which the Change of Control occurs and the officer's effective date of termination. Otherwise, upon termination by the Company "without Cause" or by the officer for "Good Reason", the officer will receive half of the cash severance amount in a lump sum within 15 days of termination. The remainder of the cash severance payment will be made when the officer gives 30 days' notice to the Company prior to the conclusion of the 12 month period following the termination date agreeing to comply with non-compete and non-solicitation provisions for an additional 12 months.

              On April 1, 2005, the Company entered into Stock Option Agreements with Mr. Price, Mr. Mengle, Mr. Atkins and Mr. Kaetzer. Mr. Price received 900,000 options to purchase Common Stock at an exercise price of $1.16 per share and 1,800,000 options to purchase the Company's Common Stock at an exercise price of $1.70 per share. Mr. Mengle received 450,000 options to purchase the Company's Common Stock at an exercise price of $1.16 per share and 900,000 options to purchase the Company's Common Stock at an exercise price of $1.70 per share. Mr. Atkins received 383,000 options to purchase the Company's Common Stock at an exercise price of $1.16 per share and 767,000 options to purchase the Company's Common Stock at an exercise price of $1.70 per share. Mr. Kaetzer received 333,333 options to purchase the Company's Common Stock at an exercise price of $1.16 per share and 666,667 options to purchase the Company's Common Stock at an exercise price of $1.70 per share.

              Each set of options granted will become vested and exercisable with respect to 15% of the shares on the first anniversary of the date granted and thereafter at the end of each full succeeding year from the date granted according to the following: 25% on the second anniversary, an additional 25% on the third anniversary and 35% on the fourth anniversary at which time each set of granted options will be vested and exercisable.

Item 8.01         Other Events.

              On April 1, 2005 the Company issued a press release announcing the substantial completion of its recapitalization plan, additions to its senior management team and the conversion of certain formerly outstanding shares of its preferred stock to common stock. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c)           Exhibits

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            Exhibit Number                               Description
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Exhibit 99.1                                Press Release dated April 1, 2005
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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GULFWEST ENERGY INC.

Date:    April 6, 2005                     /s/ Allan D. Keel
                                           -------------------------------------
                                           Allan D. Keel
                                           President and Chief Executive Officer

                                  Exhibit Index


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            Exhibit Number                               Description
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Exhibit 99.1                                Press Release dated April 1, 2005
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